Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Post-Effective Amendment No. 3 to Form S-3 of our report dated March 27, 2006, relating to the financial statements of iShares COMEX Gold Trust (the “Trust”), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 22, 2007